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                                                                    Exhibit 1.1

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                                   Depositor

                 Commercial Mortgage Pass-Through Certificates

                                 June 18, 1998


                             UNDERWRITING AGREEMENT
                                (Standard Terms)




CREDIT SUISSE FIRST BOSTON CORPORATION
  as representative of
  the Underwriters named in the
  Terms Agreement hereinafter described
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

         1. Introductory. Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Depositor"), proposes to form one or more grantor trusts or real estate mortgage investment conduits (the "Trusts"), which will issue, from time to time, securities entitled Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates (the "Certificates") in one or more series (each, a "Series"). Each Certificate will evidence a fractional undivided, percentage interest or beneficial interest in a Trust. The terms on which each Trust will issue a Series of Certificates will be specified in the related Prospectus (as defined herein). The property of each Trust may consist of a pool of one or more mortgage loans secured by first or junior liens on commercial real estate properties, multifamily residential properties and/or mixed residential/commercial properties and also may include participation interests in such types of mortgage loans, installment contracts for the sale of such types of properties and/or mortgage pass-through certificates (collectively, the "Loans") that are purchased by the Depositor or one of its affiliates from one or more sellers (each, a "Seller") pursuant to one or more Purchase Agreements (each, a "Purchase Agreement") and are serviced by a servicer, which may be a Seller or an affiliate of a Seller (the "Servicer"), and are also serviced by a special servicer, which may be an affiliate of a Seller (the "Special Servicer"), pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of the date set forth in the Terms Agreement (as identified herein), among the Depositor, the Servicer, the Special Servicer, a trustee specified therein (the "Trustee") and such other parties, as necessary, and certain related property to be conveyed to the Trust by the Depositor (the

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"Trust Fund"). The Loans in the Trust Fund for a Series will be transferred to the related Trust, and the Certificates to which this agreement (the "Agreement") and the Terms Agreement for such Series applies will be issued pursuant to the related Pooling and Servicing Agreement.

         Credit enhancement with respect to the Loans included in the Trust Fund for a Series may be provided by a letter of credit issued pursuant to a Letter of Credit Agreement, in each case, dated as of the date set forth in the related Terms Agreement, between the Depositor and a bank or financial institution named therein (the "Letter of Credit Bank"), or a certificate guarantee insurance policy (the "Guarantee Policy") issued pursuant to a Certificate Guarantee Insurance Policy Agreement, in each case, dated as of the date set forth in such Terms Agreement, by and between the Depositor and an insurance company named therein (the "Guarantor"), which Guarantee Policy will guarantee timely distributions of interest and full distributions of principal, as specified in the Pooling and Servicing Agreement with respect to such Series. If so specified in the Pooling and Servicing Agreement with respect to a Series, in lieu of, or in addition to, the foregoing methods of credit enhancement, credit support may be provided by the subordination of a class or subclass of Certificates or a fund may be established (the "Reserve Fund") into which payments on or with respect to a percentage of the Loans included in the Trust Fund, as specified in such Pooling and Servicing Agreement, will be deposited. If so specified in the Pooling and Servicing Agreement with respect to a Series, the Trust Fund for a Series of Certificates may also include one or more accounts or funds established by the Depositor pursuant to such Pooling and Servicing Agreement, or one or more methods of credit enhancement in lieu of, or in addition to, the methods of credit enhancement specified above (the "Alternative Credit Enhancement").

         The Certificates are more fully described in the Registration Statement (hereinafter defined), which the Depositor has furnished to you. Each Series of Certificates and any classes or subclasses of Certificates (each, a "Class" or "Subclass," respectively) within such Series may vary, among other things, as to the number and types of Classes or Subclasses, the aggregate principal or notional balance or aggregate stated principal balance, the pass-through rate with respect to the Loans in the related Trust Fund, the percentage interest, if any, evidenced by each Class or Subclass in the payments of principal and interest on, or with respect to, the Loans included in such Trust Fund, the stated principal balance and interest rate, if any, the priority of payment among Classes or Subclasses, the method of credit enhancement with respect to the Loans in such Trust Fund, whether the Depositor will elect to treat such Trust Fund as a "real estate mortgage investment conduit" ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"), the Classes or Subclasses of Certificates of such Series subject to this Agreement, and any other variable terms contemplated by the Pooling and Servicing Agreement, and in the Certificates, of such Series.

         Each offering of the Certificates to which this Agreement applies made pursuant to the Registration Statement will be made through you as sole underwriter, through you and other underwriters for whom you are acting as representative or through an underwriting syndicate managed by you. Whenever the Depositor determines to form a Trust and to make such an offering of Certificates, it will enter into an agreement (a "Terms Agreement," which, in the case of the Terms Agreement dated the date hereof, will be substantially in the form of Exhibit A hereto) providing for the sale of such Certificates to, and the purchase and offering thereof by, either (i) you, (ii) you and such other underwriters, if any, as execute a Terms Agreement and

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agree thereby to become obligated to purchase Certificates from the Depositor or (iii) you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (you and, collectively with the other underwriters referred to in clause (ii) or clause
(iii), as applicable, the "Underwriters" and, individually, an "Underwriter"). Each Terms Agreement shall specify the fractional undivided interest, principal or notional balance, or stated principal balance, of each Class or Subclass of the Certificates to be issued and any terms thereof not otherwise specified in the related Pooling and Servicing Agreement, the Classes or Subclasses of Certificates subject to this Agreement, the price at which such Certificates are to be purchased by the Underwriters from the Depositor, the aggregate amount of Certificates to be purchased by you and any other Underwriter that is a party to such Terms Agreement and the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined. Any Terms Agreement may take the form of an exchange of any standard form of written telecommunication between or among the Underwriters and the Depositor. Each such offering of the Certificates will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriters participating in the offering of such Certificates.

         2. Representations and Warranties of the Depositor.

         The Depositor represents and warrants to you as of the date hereof and to each of the other Underwriters named in the applicable Terms Agreement as of the date of such Terms Agreement, as follows:

         (a) a registration statement on Form S-3 (No. 333-51771), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), in the form heretofore delivered to you, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective; such registration statement, as amended (excluding any related Computational Materials and ABS Term Sheets (each as defined in Section 8(a) below) previously filed or to be filed and any Computational Materials and ABS Term Sheets relating to securities other than the Certificates), and the prospectus relating to the sale of the Certificates offered thereby by the Depositor and constituting a part of such registration statement, as such prospectus is from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the "Rules and Regulations") under the Act), are respectively referred to herein as the "Registration Statement" and the "Base Prospectus"; provided, however, that a supplement to the Base Prospectus prepared pursuant to Section 5(a) below (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus") shall be deemed to have supplemented the Base Prospectus only with respect to the offering of the Series of the Certificates to which it relates; the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act have been satisfied with respect to the Registration Statement; and no other amendment to the Registration Statement will be filed which shall be reasonably disapproved by you promptly after reasonable notice thereof;

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         (b) there is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and the Depositor is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened;

         (c) the Registration Statement (i) on its effective date and on the date of the then most recently filed Prospectus Supplement conformed in all respects to the requirements of the Act and the Rules and Regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date of each Terms Agreement will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; each Prospectus, on the date of the related Terms Agreement, will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions from either the Registration Statement or any Prospectus to the extent based upon and in conformity with (a) written information furnished to the Depositor by any Underwriter specifically for use therein and (b) the Seller's Information (as defined in the Indemnification Agreement, dated as of the date hereof (the "Indemnification Agreement"), by and among the Depositor, the Seller and you); provided, further, that the Depositor makes no representations and warranties as to the information contained in or omitted from any Current Report (as defined in Section 8(a) below), or in any amendment or supplement thereto, incorporated by reference in the Registration Statement or any Prospectus (or any amendment thereof or supplement thereto);

         (d) the Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business;

         (e) each applicable Pooling and Servicing Agreement and Purchase Agreement and the Certificates of a Series conform, or will conform as of the Specified Delivery Date (as defined herein), to the description thereof contained in the Registration Statement and the Prospectus; and the Certificates of such Series, on the date of such Terms Agreement, will have been duly and validly authorized and, when such Certificates are duly and validly executed by the Depositor or the Trustee, authenticated by the Trustee and delivered in accordance with such Pooling and Servicing Agreement and delivered and paid for as provided herein and in such

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Terms Agreement, will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement;

         (f) the issue and sale of the Certificates and the compliance by the Depositor with all of the provisions of the Certificates, this Agreement, each applicable Terms Agreement and each applicable Pooling and Servicing Agreement, the execution and delivery by the Depositor of this Agreement, each applicable Terms Agreement, each applicable Pooling and Servicing Agreement, each Purchase Agreement and, if applicable, the Certificates of a Series related thereto, are within the corporate power of the Depositor and have been, or will have been, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (A) conflict with or result in a material breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor, (B) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (C) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound or (D) except as contemplated by each applicable Pooling and Servicing Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any such indenture, mortgage, contract or other instrument;

         (g) this Agreement has been, and, at the date thereof, each applicable Terms Agreement will have been, duly authorized, executed and delivered by the Depositor;

         (h) on each Specified Delivery Date, the related Pooling and Servicing Agreement and Purchase Agreement will have been duly authorized, executed and delivered by the Depositor and will be valid and binding agreements of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

         (i) all approvals, authorizations, consents, orders or other actions of any person, corporation or other organizations, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions) required in connection with the valid and proper authorization, issuance and sale of the Certificates of a Series pursuant to this Agreement, the applicable Terms Agreement, and the applicable Pooling and Servicing Agreement have been or will be taken or obtained on or prior to the Specified Delivery Date;

         (j) the Reserve Fund, if any, with respect to a Series will be established in accordance with the applicable Pooling and Servicing Agreement on or prior to the Specified Delivery Date and a UCC-1 financing statement with respect to such Reserve Fund naming the Trustee for the benefit of the holders of the Certificates of such Series as secured party has been, or on the Specified Delivery Date will have been, filed in the office of the Secretary of State of the state in which the principal trust office of the Trustee is located and, upon the purchase by

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you of the Certificates subject to this Agreement in the manner contemplated by this Agreement, and the initial deposit of any amount required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement, the Trustee, for the benefit of the holders of the Certificates will, on the date of such deposit, have a first priority perfected security interest in such Reserve Fund;

         (k) at the Specified Delivery Date, each of the Loans included in the related Trust Fund will meet the criteria for selection described in the Prospectus Supplement; and

         (l) the characteristics of the Trust Fund with respect to each Series will not subject the related Trust to registration as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the related Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         3. Purchase, Sale and Delivery of Certificates. Delivery of and payment for the Certificates to which this Agreement applies will be made at such place and at such time as shall be specified in the applicable Terms Agreement, or at such other time thereafter as set forth in the applicable Terms Agreement or as you and the Depositor shall agree upon, each such time being hereinafter referred to as a "Specified Delivery Date." Delivery of such Certificates shall be made by the Depositor to the Underwriters against payment of the purchase price specified in the applicable Terms Agreement in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and you. Unless otherwise provided for, the Certificates to be so delivered will be in definitive, fully registered form, in such denominations and registered in such names as you request, and will be made available for checking and packaging at the office of Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010 (or at some other location specified by the Underwriters at least 48 hours prior to delivery), at least 24 hours prior to the applicable Specified Delivery Date.

         4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Certificates subject to this Agreement for sale to the public as set forth in the Prospectus.

         5. Covenants of the Depositor. The Depositor covenants and agrees with you and the Underwriters participating in the applicable offering of the Certificates that:

         (a) immediately following the execution of each Terms Agreement, the Depositor shall prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Certificates are to be purchased by the Underwriters from the Depositor, either the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as you and the Depositor deem appropriate in connection with the offering of such Certificates, but the Depositor shall not file any amendments to the Registration Statement as in effect with respect to the Certificates, or any amendments or supplements to the Prospectus, unless it has first delivered copies of such amendments or supplements to you and given you a reasonable opportunity to review the same, or if you have reasonably objected thereto promptly after receipt

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thereof; the Depositor shall immediately advise you or your counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has been filed or has become or will become effective or any supplement to the Prospectus or any amended Prospectus, in each case relating to the Certificates of the Series specified in such Terms Agreement, has been filed and will furnish you with copies thereof and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Depositor is advised thereof, and shall use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. Subject to the Underwriters' compliance with their obligations set forth in Section 8 below, the Depositor shall file with the Commission a Current Report on Form 8-K including any Computational Materials and ABS Term Sheets provided to it by any Underwriter pursuant to Section 8 below not later than the date on which such Current Report is required to be filed with the Commission;

         (b) if, at any time when a Prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor shall prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance;

         (c) the Depositor shall make generally available to the holders of the Certificates (the "Certificateholders") of the related Series, in each case as soon as practicable, earning statements covering (i) a period of 12 months beginning not later than the first day of the related Trust's fiscal quarter next following the effective date of the Registration Statement and (ii) a period of 12 months beginning no later than the first day of such Trust's fiscal quarter next following the date of the related Terms Agreement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the related Series of Certificates. The Depositor shall cause the Trustee to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Certificate at any time during such year, such information as the Depositor deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns;

         (d) the Depositor shall furnish to you copies of the Registration Statement, the Prospectus, and all amendments and supplements to such documents relating to the Certificates, in each case as soon as available and in such quantities as you reasonably request;

         (e) the Depositor shall arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and shall continue such qualifications in effect so long as required for the distribution; provided, however, that neither the Depositor nor the applicable Trust shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would

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subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process;

         (f) the Depositor shall, while the Certificates of a Series are outstanding;

              (i) furnish to you, and upon request to each of the other Underwriters, within 90 days after the close of each fiscal year, appropriate annual financial statements of the related Trust, certified by a nationally recognized firm of independent public accountants, in such form as to disclose its financial condition at the end of, and the results of its operations for, such fiscal year;

              (ii) furnish to you, and upon request to each of the other Underwriters, as soon as available, copies of all reports filed with the Commission and copies of each notice published or mailed to holders of the Certificates pursuant to the related Pooling and Servicing Agreement; and

              (iii) furnish to you, and upon request to each of the other Underwriters, such other information with respect to the related Trust or its financial condition or results of operations, as you may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Certificates of such Series;

         (g) the Depositor shall pay all expenses incident to the performance of its obligations under this Agreement and the related Terms Agreement and shall reimburse the Underwriters for any expenses (including fees and disbursements of its counsel) incurred by them in connection with qualification of the related Series of Certificates and determination of their eligibility for investment under the laws of such jurisdictions as you may designate and the printing of memoranda relating thereto, for any fees charged by such investment rating agencies for the rating of such Certificates and, to the extent previously agreed upon with you, for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriters; and

         (h) during the period when a prospectus is required by law to be delivered in connection with the sale of a Series of Certificates pursuant to this Agreement, the Depositor shall file, or cause the Trustee to file on behalf of the related Trust, on a timely and complete basis, all documents that are required to be filed by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters named in any Terms Agreement to purchase and pay for the Certificates of the related Series subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof, the date of the applicable Terms Agreement and the applicable Specified Delivery Date, to the accuracy of the statements of the Depositor made pursuant to the provisions thereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

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         (a) you shall have received a letter from E&Y Kenneth Leventhal Real
Estate Group dated the date of the applicable Terms Agreement and, if requested by you, dated the date of the applicable Specified Delivery Date, each in the forms heretofore agreed to;

         (b) all actions required to be taken and all filings required to be made by the Depositor under the Act prior to the applicable Specified Delivery Date shall have been duly taken or made; and prior to the applicable Specified Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or any Underwriter, shall be contemplated by the Commission;

         (c) unless otherwise specified in the applicable Terms Agreement, the Certificates subject to this Agreement and offered by means of the Registration Statement shall be rated the ratings specified in the applicable Terms Agreement;

         (d) you shall have received an opinion of counsel to the Letter of Credit Bank, if any, dated the Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

         (e) you shall have received an opinion of counsel to the Guarantor, if any, dated the Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

         (f) you shall have received an opinion of counsel to the issuer of the Alternative Credit Enhancement, if any, dated the Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

         (g) you shall have received opinions of Orrick, Herrington & Sutcliffe LLP, special counsel to the Depositor, dated the Specified Delivery Date, in substantially the same form as Exhibit B attached hereto;

         (h) you shall have received an opinion of Colleen A. Graham, Esq., counsel to Credit Suisse First Boston Mortgage Capital LLC, one of the Sellers, dated the Specified Delivery Date, in substantially the same form as Exhibit C-1 attached hereto;

         (i) you shall have received an opinion of White & Case, counsel to Paine Webber Real Estate Securities Inc., one of the Sellers, dated the Specified Delivery Date, in substantially the same form as Exhibit C-2 attached hereto;

         (j) you shall have received an opinion of Peabody & Arnold LLP, special counsel to the Trustee, dated the Specified Delivery Date, in substantially the same form as Exhibit D attached hereto;

         (k) you shall have received an opinion of Squire, Sanders & Dempsey, L.L.P., counsel to the Servicer, dated the Specified Delivery Date, in substantially the same form as Exhibit E attached hereto;

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         (l) you shall have received an opinion of Rubin, Baum, Levin,
Constant, Friedman & Bilzin, counsel to the Special Servicer, dated the Specified Delivery Date, in substantially the same form as Exhibit F attached hereto;

         (m) you shall have received letters, dated the Specified Delivery Date, from counsel rendering opinions to any nationally recognized statistical rating organization rating the applicable Series of Certificates, to the effect that you may rely upon their opinion to such rating organization, as if such opinion were rendered to you;

         (n) you shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers of the Depositor as you may request, dated the Specified Delivery Date, in substantially the same form as Exhibit G hereto;

         (o) you shall have received a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the applicable Specified Delivery Date, in substantially the same form as Exhibit H hereto;

         (p) you shall have received a certificate of the Servicer, signed by one or more duly authorized officers of the Servicer, dated the applicable Specified Delivery Date, in substantially the same form as Exhibit I hereto;

         (q) you shall have received a certificate of the Special Servicer, signed by one or more duly authorized officers of the Special Servicer, dated the applicable Specified Delivery Date, in substantially the same form as Exhibit J hereto;

         (r) you shall have received a certificate of the Letter of Credit Bank, if any, signed by one or more duly authorized officers of the Letter of Credit Bank, dated the applicable Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

         (s) you shall have received a certificate of the Guarantor, if any, signed by one or more duly authorized officers of the Guarantor, dated the applicable Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

         (t) you shall have received a certificate of the issuer of the Alternative Credit Enhancement, if any, signed by one or more duly authorized officers of the issuer of the Alternative Credit Enhancement, dated the applicable Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

         (u) the Sellers shall have sold the Loans to the Depositor pursuant to the Purchase Agreements;

         (v) the Certificates of a Series shall be rated at the time of issuance by any nationally recognized statistical rating organization(s) in the rating category as indicated in the applicable Terms Agreement, and shall not have been lowered or placed on any credit watch with a negative implication for downgrade;

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         (w) you shall have received an opinion of counsel to the Letter of
Credit Bank, the Guarantor or the issuer of the Alternative Credit Enhancement, if any, dated the Specified Delivery Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement; and

         (x) you shall have received such other documents, certificates, letters and opinions as you may reasonably request.

         7. Indemnification.

         (a) The Depositor shall indemnify and hold harmless each Underwriter, each of its officers and each of its directors and each person, if any, that controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Depositor shall reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in, or omission or alleged omission from, any such documents in reliance upon and in conformity with (i) written information furnished to the Depositor by an Underwriter specifically for use therein or (ii) the Seller's Information and except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement contained in, or any omission or alleged untrue statement from, any Current Report or any amendment or supplement thereof; provided, further, that the Depositor shall not be liable to any Underwriter or any such controlling person under the indemnity agreement in this Section 7(a) with respect to any untrue statement in, or omission from, the Prospectus, to the extent that any such loss, claim, damage or liability of such Underwriter or such controlling person results solely from the fact that such Underwriter sold Certificates to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or a copy of the Prospectus as then amended or supplemented, if the Depositor had previously furnished copies thereof to such Underwriter. This indemnity agreement shall be in addition to any liability which the Depositor may otherwise have.

         (b) Each Underwriter shall severally, and not jointly, indemnify and hold harmless the Depositor, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the Act against any losses, claims, damages or liabilities to which the Depositor or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of any material fact contained in any Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii)(A) any untrue statement or alleged untrue statement of any material fact contained in the Computational Materials or ABS Term Sheets, as applicable, that such Underwriter provides to its respective potential investors or (B) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; in each case to the extent, but only to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter specifically for use therein. This indemnity agreement shall be in addition to any liability that such Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than in this
Section 7. In case any such action is brought against any indemnified party, after such indemnifying party has been notified of the commencement thereof, such indemnifying party shall be entitled to participate therein, and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (d) If recovery is not available under the foregoing indemnification provisions of this Section 7 for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Certificates subject to this Agreement (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Depositor and the

Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Certificates purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The obligations of the Underwriters in this subdivision (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Depositor under this Section 7 shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Depositor and to each person, if any, who controls the Depositor within the meaning of the Act.

         8. Computational Materials.

         (a) The Underwriters agree to provide to the Depositor not later than 10:30 a.m., New York time, on the Business Day before the date on which a Current Report on Form 8-K is required to be filed by the Depositor with the Commission pursuant to the No-Action Letters (as defined below) (each, a "Current Report") five complete copies of all materials that have been provided by the Underwriters to prospective investors in the related Certificates and that constitute (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 and issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 and issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") and (ii) "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995 and issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together with the Kidder Letters, the "No-Action Letters"), and the Underwriters acknowledge that the filing of such materials is a condition of relief granted in such letter (such materials, the "Computational Materials" and the "ABS Term Sheets", respectively); provided, however, that any ABS Term Sheets are subject to the review and approval of the Depositor prior to their distribution to any prospective investors, and a copy of all such ABS Term Sheets and Computational Materials as are delivered to prospective investors shall, in addition to the foregoing delivery requirements, be delivered to the Depositor simultaneously with delivery thereof to prospective investors. Each delivery of Computational Materials and ABS Term Sheets to the Depositor pursuant to this Section 8(a) shall be effected by delivering four copies of such materials to counsel for the Depositor on behalf of the Depositor and one copy of such materials to the Depositor.

(b) As of the date of this Agreement and as of the related Specified Delivery Date, each of the Underwriters represents and warrants to, and agrees with, the Depositor and with each other Underwriter that: (i) the Computational Materials and ABS Term Sheets furnished to the Depositor pursuant to Section 8(a) above, if any, constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter that is required to be filed with the Commission with respect to the related Certificates in accordance with the No-Action Letters, and such Computational Materials and ABS Term Sheets comply with the requirements of the No-Action Letters; (ii) on the date any such Computational Materials and ABS Term Sheets with respect to such Certificates (or any written or electronic materials furnished to prospective investors on which such Computational Materials and ABS Term Sheets are based) were last furnished to each prospective investor and on the date of delivery thereof to the Depositor pursuant to Section 8(a) above and on such Specified Delivery Date, such Computational Materials and ABS Term Sheets (or materials) were accurate in all material respects when read in conjunction with the Prospectus (taking into account the assumptions explicitly set forth in the Computational Materials), except to the extent of any errors therein that are caused by errors in the Seller's Information (as that term is defined in the Indemnification Agreement); (iii) such Underwriter will not represent to potential investors that any Computational Materials and ABS Term Sheets were prepared or disseminated on behalf of the Depositor; and (iv) all Computational Materials and ABS Term Sheets (or underlying materials distributed to prospective investors on which the Computational Materials and ABS Term Sheets were based) shall bear a legend substantially in the form attached hereto as Exhibit K. Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any Computational Materials and ABS Term Sheets (or any written or electronic materials furnished to prospective investors on which the Computational Materials and ABS Term Sheets are based), if any, included or will include any inaccurate statement resulting directly from any error contained in the Seller's Information.

         (c) In the event that any Computational Materials and ABS Term Sheets that are required to be filed were based on assumptions with respect to the Loans that are incorrect or that differ from the final Loans or Seller's Information in any material respect or were based on Certificate structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriters shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Seller's Information and structuring assumptions, shall circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to the Underwriters they would purchase all or any portion of the Certificates, and shall include such revised Computational Materials or ABS Term Sheets (marked "as revised") in the materials delivered to the Depositor pursuant to Section 8(a) above.

         (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Depositor, each of the Depositor's officers and directors and each person who controls the Depositor within the meaning of either the Act or the Exchange Act and each other Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) are based on, result from or arise out of: (A) such Underwriter's use or delivery to any prospective investor in the Certificates of any Computational Materials or ABS Term Sheet,
(B) such Underwriter's failure to comply with Section 8(a), 8(b) or 8(c) hereof or (C) the filing by the Depositor with the Commission of any information pursuant to the last sentence of Section 5(a) above or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any information required to be delivered to the Depositor by such Underwriter pursuant to Section 8(a), 8(b) or 8(c) hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending any such loss, claim, damage, liability or action. The obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have.

The procedures set forth in Section 7(c) above shall be equally applicable to this Section 8(d).

         (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8(d) above is due in accordance with its terms but is for any reason held by a court to be unavailable from the Underwriters on the grounds of policy or otherwise, the Depositor and the Underwriters, severally and not jointly, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Depositor and the Underwriters may be subject in such proportion as is appropriate to reflect the relative fault of the Underwriters on the one hand and the Depositor on the other in connection with the actions, statements or omissions that resulted in such loss, claims, damages or liabilities. The relative fault of the Underwriters on the one hand and the Depositor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Underwriters or by the Depositor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Underwriters, severally and not jointly, and the Depositor agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable contribution referred to in the immediately preceding paragraph.

The right of contribution to which the Depositor is entitled under this Section 8(e) shall be equally available to each of the Depositor's officers and directors and each person who controls the Depositor within either the meaning of the Act or the Exchange Act.

         (f) Notwithstanding any other provision herein, the Underwriters, severally and not jointly, agree to pay all costs and expenses of the Depositor incurred in connection with (i) the filing by the Depositor of any Computational Material or ABS Term Sheets with the Commission and (ii) any action by the Depositor against the Underwriters to enforce any of its rights set forth in this Section 8, including, without limitation, legal fees and expenses if it prevails.

         9. Default of Underwriters. If any Underwriter or Underwriters participating in an offering of Certificates default in their obligations to purchase Certificates hereunder and under the related Terms Agreement and the aggregate principal amount of such Certificates which such defaulting Underwriter or Underwriters agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Certificates set forth in such Terms Agreement, you may make arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons, including any of the Underwriters participating in such offering, but if no such arrangements are made within a period of 36 hours after the applicable Specified Delivery Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective total commitments hereunder and under such Terms Agreement, to purchase the Certificates which such defaulting Underwriter or Underwriters agreed, but failed, to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Certificates with respect to which such default or defaults occur is more than 10% of the total principal amount of the Certificates set forth in such Terms Agreement and arrangements satisfactory to you and the Depositor for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in Section 11 below. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. Termination of the Obligations of the Underwriters. The obligations of the Underwriters to purchase on the related Specified Delivery Date the Certificates described in the related Terms Agreement shall be terminable by such Underwriters if (a) at any time on or prior to such Specified Delivery Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (ii) a general moratorium on commercial banking activities in New York shall have been declared by any Federal or New York State authorities, (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in your judgment as representative of such Underwriters, impracticable to consummate the transactions contemplated herein or is such as would materially and adversely affect the marketability of or the market price for such Certificates or (iv) any change or any development involving a prospective change occurs, materially and adversely affecting (A) the related Trust Fund taken as a whole or (B) the business or properties of the Depositor, which, in your reasonable judgment as representative of such Underwriters, in the case of either (A) or (B), materially impairs the investment quality of the Certificates or (b) any representation or warranty of another party shall be incorrect in any material respect.

         11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Depositor and of the several Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of such Underwriters, the Depositor or any of its officers or directors or any controlling person, and shall survive delivery of and payment of the related Certificates.

         If this Agreement is terminated pursuant to Section 9 or Section 10 above or if for any reason the purchase by the Underwriters of the Certificates described in the related Terms Agreement is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(g) above, and the obligations of the Depositor and such Underwriters pursuant to Section 7 and Section 9 above shall remain in effect.

         12. Notices. All communications hereunder shall be in writing and, if sent to Credit Suisse First Boston Corporation, shall be mailed, delivered or telecopied to it at Eleven Madison Avenue, New York, New York 10010 and to any other Underwriter at such address, if any, as is specified in writing to the Depositor for notices hereunder or, if sent to the Depositor, shall be mailed, delivered or telecopied to it at Eleven Madison Avenue, New York, New York 10010 Attention: President; provided, however, that any notice to an Underwriter pursuant to Section 7 shall be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

         13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 above, and their successors and assigns, and no other person shall have any right or obligation hereunder. No purchaser of any Certificates from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms. Alternatively, the execution of this Agreement by the Depositor and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telegraphic or other written communications.

                                            Very truly yours,

                                            CREDIT SUISSE FIRST BOSTON MORTGAGE
                                              SECURITIES CORP.,
                                              as Depositor


                                              By: /s/ Allan J. Baum
                                                 ------------------------------
                                                  Name:  Allan J. Baum
                                                  Title: Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION,
  as Underwriter

By: /s/ Debra Huddleston
   ----------------------------------
    Name:  Debra Huddleston
    Title: Vice President

                                                                      EXHIBIT A

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1998-C1

                                TERMS AGREEMENT

                                                    Dated: June 18, 1998

         To: Credit Suisse First Boston Mortgage Securities Corp., as depositor under the Pooling and Servicing Agreement dated as of June 11, 1998

         Re:  Underwriting Agreement dated June 18, 1998

Registration Statement No. 333-51771
Base Prospectus dated  June 11, 1998
Prospectus Supplement dated June 18, 1998 (together with the Base Prospectus, the "Prospectus")

Title:   Commercial Mortgage Pass-Through Certificates, Series 1998-C1

Principal Amount:  $2,197,390,000 (approximate)

Aggregate Purchase Price to be Paid by Credit Suisse First Boston Corporation:
$2,052,971,865, plus accrued interest

Aggregate Purchase Price to be Paid by PaineWebber Incorporated:
$375,966,459, plus accrued interest

Pooling and Servicing Agreement: By and among Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"), Banc One Mortgage Capital Markets, LLC (the "Servicer"), Lennar Partners, Inc. (the "Special Servicer") and State Street Bank and Trust Company (the "Trustee", dated as of June 11, 1998

Underwriters: Credit Suisse First Boston Corporation and PaineWebber
              Incorporated

Sellers:      Credit Suisse First Boston Mortgage Capital LLC
              Paine Webber Real Estate Securities Inc.

CSFBMC Mortgage Loan Purchase Agreement:    By and between the Depositor and
                                            Credit Suisse First Boston Mortgage
                                            Capital LLC, one of the Sellers,
                                            dated as of June 25, 1998

PWRES Mortgage Loan Purchase Agreement:     By and between the Depositor and
                                            Paine Webber Real Estate Securities
                                            Inc., one of the Sellers, dated as
                                            of June 25, 1998

                                            (together with the CSFBMC Mortgage
                                            Loan Purchase Agreement, the
                                            "Mortgage Loan Purchase
                                            Agreements")

Series Cut-off Date:  June 11, 1998

Certificate Rating (Fitch / Moody's / S&P):

                           Class A-1A        AAA/Aaa/AAA
                           Class A-1B        AAA/Aaa/AAA
                           Class A-2MF       AAA/Aaa/AAA
                           Class A-X         AAA/Aaa/AAA
                           Class B           AA/NR/AA
                           Class C           A/NR/A
                           Class D           BBB/NR/BBB
                           Class E           BBB-/NR/BB-

Pass-Through Rate:         Class A-1A       6.26%
                           Class A-1B       6.48%
                           Class A-2MF      6.42%
                           Class A-X        Variable
                           Class B  6.59%
                           Class C  6.78%
                           Class D  7.17%
                           Class E  Variable

Contracts:  None

Distribution Dates: The 17th day of each month (unless such day is not a business day, in which case, distributions will be made on the next succeeding business day), commencing in July 1998; provided, however, that no Distribution Date will fall on a date that is fewer than four business days after the related Determination Date

Specified Delivery Date and Location: 10:00 a.m., New York time, on June 25, 1998, or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of Orrick, Herrington & Sutcliffe LLP, New York, New York

         The Class A-1A, Class A-1B2, Class A-2MF, Class A-X, Class B, Class C, Class D and Class E Certificates will be issued as one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). Beneficial owners will hold interests in the Class A-1A, Class A-1B, Class A-2MF, Class B, Class C, Class D and Class E Certificates through the book-entry facilities of DTC in minimum denominations of initial Certificate Balance of $10,000 and in integral multiples of $1,000 in excess thereof. Beneficial owners will hold interests in the Class A-X Certificates through the book-entry facilities of DTC in minimum denominations of initial Notional Balance of $100,000 and in integral multiples of $10,000 in excess thereof.

         The Class F, Class G, Class H, Class I, Class J, Class V-1, Class V-2, Class R and Class LR Certificates issued pursuant to the Pooling and Servicing Agreement are not subject to this Terms Agreement.

         The parties hereto agree that this Terms Agreement does hereby incorporate by reference, and they agree to be bound to the extent of their respective obligations by, the terms and provisions of the Underwriting Agreement (Standard Terms) dated June 18, 1998, between the Depositor and Credit Suisse First Boston Corporation, as representative of the Underwriters (the "Underwriting Agreement"), in the form attached hereto, including, without limitation, Section 8 thereof.

         In addition, the parties hereto agree that each Underwriter shall provide a copy of any Computational Materials prepared by such Underwriter to the other Underwriter at least [48 hours] prior to the time such Computational Materials are delivered to prospective investors, and that no Computational Materials shall be delivered to prospective investors unless and until the data in such Computational Materials is reviewed and agreed by the other Underwriter.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement, the Depositor agrees to cause to be issued and sold to the Underwriters, and the Underwriters hereto agree, subject to the terms and provisions of the Underwriting Agreement, which is incorporated by reference herein and made a part hereof, to purchase the principal amount of the Certificates.

         Notwithstanding anything in the Underwriting Agreement or in this Terms Agreement to the contrary, the Underwriting Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Offered Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

                                            Very truly yours,

                                            CREDIT SUISSE FIRST BOSTON
                                            CORPORATION,
                                            as Underwriter

                                            By: /s/ Debra Huddleston
                                               ------------------------------
                                                Name:  Debra Huddleston
                                                Title: Vice President

                                            PAINEWEBBER INCORPORATED,
                                            as Underwriter

                                            By: /s/ Steven J. Plust
                                               ------------------------------
                                                Name:  Steve J. Plust
                                                Title: Managing Director


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE
  SECURITIES CORP.,
  as Depositor

By: /s/ Allan J. Baum
   --------------------------------
Name:  Allan J. Baum
Title: Vice President

                                                                        ANNEX A

                             Certificates Purchased

                              Certificate Balances



                        Class A-1A          Class A-1B         Class A-2MF          Class A-X             Class B
                       Certificate          Certificate        Certificate         Certificate          Certificate
Underwriter              Balance              Balance            Balance             Balance              Balance
                         -------              -------            -------             -------              -------

Credit Suisse
First Boston
Corporation          $     364,400,000   $       891,100,000  $    222,890,000  $     2,482,557,297   $    115,600,000


PaineWebber
Incorporated                67,000,000           164,000,000        41,000,000              385,000         21,000,000
                     -----------------   -------------------  ----------------  -------------------   ----------------

     Total           $     431,400,000   $     1,055,100,000  $    263,890,000  $     2,482,942,297   $    136,600,000
                     =================   ===================  ================  ===================   ================

                          Class C             Class D             Class E
                        Certificate         Certificate         Certificate
Underwriter               Balance             Balance             Balance
                          -------             -------             -------

Credit Suisse
First Boston
Corporation          $     115,600,000   $     115,500,000   $     34,300,000


PaineWebber
Incorporated                21,000,000          21,000,000          3,000,000
                     -----------------   -----------------   ----------------

     Total           $     136,600,000   $     136,500,000   $     37,300,000
                     =================   =================   ================

                                                                      EXHIBIT B

             Form of Opinion of Orrick, Herrington & Sutcliffe LLP,
                        Special Counsel to the Depositor

                                [To be provided]

                                                                    EXHIBIT C-1

                     Form of Opinion of Colleen A. Graham,
 Counsel to Credit Suisse First Boston Mortgage Capital LLC, one of the Sellers

                                [To be provided]














                                     C-1-1

                                                                    EXHIBIT C-2

                        Form of Opinion of White & Case,
    Counsel to Paine Webber Real Estate Securities Inc., one of the Sellers

                                [To be provided]











                                     C-2-1

                                                                      EXHIBIT D

                    Form of Opinion of Peabody & Arnold LLP
                         Special Counsel to the Trustee

                                [To be provided]

                                                                      EXHIBIT E

              Form of Opinion of Squire, Sanders & Dempsey, L.L.P.
                            Counsel to the Servicer

                                [To be provided]

                                                                      EXHIBIT F

      Form of Opinion of Rubin, Baum, Levin, Constant, Friedman & Bilzin,
                        Counsel to the Special Servicer

                                [To be provided]

                                                                      EXHIBIT G

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1

                               Form of Depositor

                             OFFICER'S CERTIFICATE

         I, ___________________ , do hereby certify that I am the duly elected Vice President of Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Depositor"), and further certify as follows:

         1. The representations and warranties of the Depositor in the Underwriting Agreement and the Pooling and Servicing Agreement are true and correct.

         2. The Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Specified Delivery Date.

         3. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to my knowledge, are contemplated.

         4. Subsequent to the respective dates as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of the Depositor.

         5. There are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or, to my knowledge, threatened, affecting the Depositor or the transactions contemplated by the Underwriting Agreement.

         6. Nothing has come to my attention that would lead me to believe that the Registration Statement, at the time it became effective and at the date hereof, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus at the date thereof and at the date hereof, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         7. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

         8. The Depositor is in good standing (including the payment of all franchise taxes and the filing of required reports) under the laws of the State of Delaware and is duly qualified to do business in the State of New York, which is the only jurisdiction in which the Depositor conducts material operations.

         Capitalized terms used but otherwise not defined herein shall have the meanings assigned to them in the Underwriting Agreement, dated June 18, 1998, between the Depositor and Credit Suisse First Boston Corporation, as representative of the several Underwriters, as amended by the Terms Agreement, dated June 18, 1998, between the Depositor, Credit Suisse First Boston Corporation and PaineWebber Incorporated (together, the "Underwriting Agreement").

         IN WITNESS WHEREOF, I have hereunto signed my name this day of June
1998.

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                                                      EXHIBIT H

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1

                                Form of Trustee

                             OFFICER'S CERTIFICATE

         I, ______________________ , do hereby certify that I am the duly elected [_________] of State Street Bank and Trust Company (the "Trustee"), a Massachusetts trust company, and further certify as follows:

         1. The Trustee has been duly organized and is validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is duly qualified to do business and in good standing under the laws of each jurisdiction in which the performance of its duties under the Agreement (as defined herein) would require such qualification, or if not so qualified, will appoint a co-trustee that is so qualified.

         2. The Certificates have been duly authorized, executed and delivered by the Trustee and are entitled to the benefits of the Pooling and Servicing Agreement.

         3. The Agreement has been duly authorized, executed and delivered by the Trustee and (assuming the due authorization, execution and delivery of the other parties thereto) is a valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the rights of creditors of banks, and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         4. The execution and delivery by the Trustee of the Agreement is within the power of the Trustee and has been duly authorized by all necessary action on the part of the Trustee; and neither the execution and delivery of such instrument by the Trustee nor the consummation by the Trustee of the transactions therein contemplated, nor compliance with the provisions thereof by the Trustee, will (A) conflict with or result in a breach of, or will constitute a default under, any of the provisions of the organization certificate or bylaws of the Trustee or any law, governmental rule or regulation, or any judgment, decree or order binding on the Trustee or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Trustee is a party or by which it is bound or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

         5. The Trustee holds all material licenses, certificates and permits from all governmental authorities necessary for the performance of its obligations under the Agreement or, if it does not hold any such license, certificate or permit, will appoint a co-trustee that does hold such license, certificate or permit, and the Trustee has received no notice of proceedings relating to the revocation of any such license, certificate or permit, which singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially affect the conduct of the business, results of operations, net worth or condition (financial or otherwise) of the Trustee; and the Trustee has the power and authority to perform its obligations under the Pooling and Servicing Agreement.

         6. The certificates issued pursuant to Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates"), dated the date hereof and provided for by the Pooling and Servicing Agreement, have been executed and authenticated on behalf of the Trust by Responsible Officers of the Trustee.

         7. The Certificates have on or before this date been delivered, by the Trustee, to or on the order of the Depositor.

         Capitalized terms used but otherwise not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of June 11, 1998 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Banc One Mortgage Capital LLC, as Servicer, Lennar Partners, Inc., as Special Servicer, and State Street Bank and Trust Company, as Trustee.

         IN WITNESS WHEREOF, I have hereunto signed my name, this day of June 1998.

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                                                      EXHIBIT I

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1

                                Form of Servicer

                             OFFICER'S CERTIFICATE

         I, ________________, do hereby certify that I am the duly elected __________ of Banc One Mortgage Capital Markets LLC ("Banc One") (in its capacity as Servicer, the "Servicer"), a national banking association, and further certify as follows:

         1. The Servicer has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, and is in compliance with the laws of each state in which any Mortgaged Property (as defined in the Pooling and Servicing Agreement) is located to the extent necessary to perform its obligations under the Pooling and Servicing Agreement.

         2. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Servicer and (assuming due authorization, execution and delivery by the other parties thereto) is a valid and binding agreement of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3. The Servicer has the power and authority to conduct its business as contemplated by the Pooling and Servicing Agreement.

         4. The execution and delivery by the Servicer of the Pooling and Servicing Agreement is within the power of the Servicer and has been duly authorized by all necessary action on the part of the Servicer; and neither the execution and delivery of the Pooling and Servicing Agreement by the Servicer, nor the consummation by the Servicer of the transactions therein contemplated, nor compliance with the provisions thereof by the Servicer, will (A) conflict with or result in a breach of, or will constitute a default under, any of the provisions of the articles of association or bylaws of the Servicer or any law, governmental rule or regulation, or any judgment, decree or order binding on the Servicer or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Servicer is a party or by which it is bound or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

         5. The Servicer holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as required by the Pooling and Servicing Agreement and has received no notice of proceedings relating to the revocation of any such license, certificate or permit, which singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially affect the conduct of the business, results of operations, net worth or condition (financial or otherwise) of the Servicer.

         Capitalized terms used but otherwise not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of June 11, 1998, (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer, Lennar Partners, Inc., as Special Servicer, and State Street Bank and Trust Company, as Trustee.

         IN WITNESS WHEREOF, I have hereunto signed my name (in my capacity as officer of Banc One, and not individually) this day of June 1998.

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                                                      EXHIBIT J

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1

                            Form of Special Servicer

                             OFFICER'S CERTIFICATE

         I, ________________ , do hereby certify that I am the duly elected ______________________ of Lennar Partners, Inc. (the "Special Servicer"), a Florida corporation, and further certify as follows:

         1. The Special Servicer has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida, and is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which the performance of its duties under the Pooling and Servicing Agreement would require such qualification.

         2. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Special Servicer and (assuming due authorization, execution and delivery by the other parties thereto) is a valid and binding agreement of the Special Servicer, enforceable against the Special Servicer in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3. The Special Servicer has the corporate power and authority to conduct its business as described in the Prospectus Supplement.

         4. The execution and delivery by the Special Servicer of the Pooling and Servicing Agreement is within the corporate power of the Special Servicer and has been duly authorized by all necessary corporate action on the part of the Special Servicer; and neither the execution and delivery of the Pooling and Servicing Agreement by the Special Servicer, nor the consummation by the Special Servicer of the transactions therein contemplated, nor compliance with the provisions thereof by the Special Servicer, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or bylaws of the Special Servicer or any law, governmental rule or regulation, or any judgment, decree or order binding on the Special Servicer or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Special Servicer is a party or by which it is bound or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

         5. The Special Servicer holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus

Supplement and has received no notice of proceedings relating to the revocation of any such license, certificate or permit, which singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially affect the conduct of the business, results of operations, net worth or condition (financial or otherwise) of the Special Servicer.

         Capitalized terms used but otherwise not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of June 11, 1998 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Banc One Mortgage Capital Markets, LLC, as Servicer, Lennar Partners, Inc., as Special Servicer, and State Street Bank and Trust Company, as Trustee.

         IN WITNESS WHEREOF, I have hereunto signed my name this day of June
1998.


                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                                                      EXHIBIT K

              Form of Computational Material/ABS Term Sheet Legend

Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") relating to the securities referred to herein in making their investment decision. This Computational Material/ABS Term Sheet does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations associated with an investment in such securities. All structural and collateral information contained herein is preliminary and it is anticipated that such information will change. Any information contained herein will be more fully described in, and will be fully superseded by, the description of the collateral and structure in the preliminary prospectus supplement and Final Prospectus. Although the information contained in this Computational Material/ABS Term Sheet is based on sources which PaineWebber Incorporated ("PaineWebber") believes to be reliable, PaineWebber makes no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. PaineWebber and its affiliates may in the future have positions in the securities discussed herein and may purchase or sell the same on a principal basis or as agent for another person. In addition, PaineWebber may act as an underwriter of such securities, and PaineWebber and certain of its affiliates may currently be providing investment banking and other services to the issuer of such securities and the borrowers described herein and their affiliates. Prior to making any investment decision, a prospective investor should fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

                                      K-1